UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]    Preliminary Information Statement

[   ]    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)

[   ]    Definitive Information Statement

FBEC WORLDWIDE, INC.

(Name of Registrant As Specified In Chapter) Payment of Filing Fee (Check the appropriate box)

[X]    No fee required

[   ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[    ]    Fee paid previously with preliminary materials.

[    ]    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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Preliminary Copy

FBEC WORLDWIDE, INC.

(a Wyoming corporation)

INFORMATION STATEMENT

Date first mailed to stockholders:

1621 Central Ave.

Cheyenne, WY 82001

(Principal Executive Offices)

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 1.    Information Required by Items of Schedule 14A.

a.	Introduction.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered stockholders of FBEC Worldwide, Inc. (“FBEC”) in connection with the prior approval by the board of directors of FBEC, and receipt by the board of approval by written consent of the holders of a majority of FBEC’s outstanding shares of common stock, of a resolution to,

1.	amend the Fourth Article of the Articles of FBEC Worldwide, Inc. by reducing the authorized shares of common stock from 5,000,000,000 shares to 2,200,000,000 shares of common stock with a par value of $0.001 per share;

(the “Resolution”).

The Wyoming Business Corporation Act and the By-laws of FBEC provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On January 28, 2016, the board of directors of FBEC approved and recommended the Resolution. Subsequently, the holders of a majority of the voting power signed and delivered to FBEC written consents approving the Resolution, in lieu of a meeting. Since the holders of the required majority of shares of common stock have approved the Resolution, no other votes are required or necessary and no proxies are being solicited with this Information Statement.

FBEC has obtained all necessary corporate approvals in connection with the Resolution and your consent is not required and is not being solicited in connection with the approval of the Resolution. This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

The Resolution will not become effective until (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the board of directors, in its sole discretion. The Certificate of Amendment will be filed with the Secretary of State of Wyoming and is expected to become effective on or about February , 2016.

This Information Statement is dated February , 2016 and is first being mailed to stockholders on or about February , 2016. Only shareholders of record at the close of business on January 28, 2016 are entitled to notice of the Resolution and to receive this Information Statement.

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Reasons for the Amendments to Articles

The amendment to the Articles of Incorporation of FBEC to decrease the authorized capital is being made, in part, to tighten the capital structure of FBEC, and ease any concerns of material diluting events.

Potential Anti-takeover Effect

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, as indicated above, the purpose of the decrease in the authorized capital is to tighten FBEC’s capital structure, and not to construct or enable any anti-takeover defense or mechanism on behalf of FBEC. Although the decrease of the authorized capital could, under certain circumstances, have an anti-takeover effect, the Resolution is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of FBEC’s common stock or obtain control of FBEC.

Other than the Resolution, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of FBEC. While it is possible that management could use the decrease in authorized shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, FBEC currently has no intent or plans or proposals to take advantage of the decrease in authorized shares as an anti-takeover device or to adopt other provisions or enter into other arrangements that may have anti-takeover ramifications.

Other than the super voting rights of FBEC’s preferred shares of common stock, FBEC has no anti-takeover mechanisms present in its governing documents or otherwise. FBEC confirms that there are no plans or proposals to adopt any such additional provisions or mechanisms or to enter into any arrangements that may have material anti-takeover consequences.

Other provisions of FBEC’s Articles of Incorporation and Bylaws may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of FBEC or changing its Board of Directors and management. According to FBEC’s Articles of Incorporation and Bylaws, the holders of FBEC’s common stock do not have cumulative voting rights in the election of FBEC’s directors. The combination of the present ownership by a stockholder of all of the super voting preferred shares and lack of cumulative voting makes it more difficult for other stockholders to replace FBEC’s Board of Directors or for a third party to obtain control of FBEC by replacing its Board of Directors.

b.	Dissenters’ Right of Appraisal.

Neither the Articles and By-laws of FBEC nor the Wyoming Business Corporation Act provide for dissenters’ rights of appraisal in connection with the Resolution.

c.	Voting Securities and Principal Holders Thereof

As of January 29, 2016, there were 261,847,598 outstanding shares of common stock of FBEC, each of which was entitled to one vote for the purpose of approving the Resolution. Also as of January 29, 2016, there were 1,000 outstanding shares of preferred stock, voting 66.7% of the outstanding voting rights, held by Vinyl Groove Productions, Inc. Stockholders of record at the close of business on January 28, 2016 (the date of the stockholders’ written consent) were furnished copies of this Information Statement.

FBEC has $1,284,274 of outstanding convertible promissory notes that are convertible into approximately 1,148,657,148 shares of common stock, based on the market price on January 29, 2016.

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(i)	Security Ownership of Certain Beneficial Owners (more than 5%)

To the best knowledge of FBEC, the following table sets forth all persons beneficially owning more than 5% of the common stock of FBEC as at January 29, 2016. Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares.

(1)	(2)	(3)	(4)
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class[1]
Shares of common stock	Robert Sand 11801 Skipper Ct. Penn Valley, CA 95946[2]	201,006,528	76.8%

1 Based on 261,847,598 shares of common stock issued and outstanding as of January 29, 2016.

2 51,006,258 of the 201,006,528 shares of common stock are held by S&L Capital, LLC, of which Robert Sand is the President and Managing Member.

(ii)	Security Ownership of Management

(1)	(2)	(3)	(4)
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Shares of common stock	Jason Spatafora 535 NE 17th Way Fort Lauderdale, FL 33301	0	0%

Shares of common stock	Directors and Officers as a group (1 person)	0	0%

(iii)	Changes in Control

FBEC is not aware of any arrangement that may result in a change in control of FBEC.

Item 2.    Statement That Proxies Are Not Solicited.

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 3.    Interest of Certain Persons in or Opposition to Matters to Be Acted Upon.

Vinyl Groove Productions, Inc., the holder of a majority of FBEC’s voting interest approved the Resolution on January 28, 2016. At that time and as of the date of this Information Statement, Jason Spatafora has no beneficial ownership in any shares of common stock in the capital of FBEC.

Management has not received any notice of opposition to the Resolution.

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Item 4.    Proposals by Security Holders.

Not applicable as no proposals submitted.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jason Spatafora
Dated: February, 2016	Jason Spatafora, Chief Executive Officer

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